                                                                  EXHIBIT 11

            BEN FRANKLIN RETAIL STORES, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER COMMON SHARE
                (In Thousands, Except Per Share Amounts)

                                                 THREE MONTHS ENDED
                                                    JUNE 30,
                                                 ------------------
                                                   1996      1995
                                                 --------  --------
PRIMARY

    Net Loss                                     $(11,371)  $(1,541)
                                                 --------   -------
                                                 --------   -------
  Shares

    Weighted average number of common and
      common equivalent shares outstanding          5,463     5,582
                                                 --------   -------
                                                 --------   -------
  Primary earnings per share:

    Net Loss                                     $  (2.08)  $  (.28)
                                                 --------   -------
                                                 --------   -------
Assuming Full Dilution

  Earnings

    Net Loss                                     $    N/A   $   N/A
                                                 --------   -------
                                                 --------   -------
  Shares

    Weighted average number of common and
      common equivalent shares outstanding            N/A       N/A
                                                 --------   -------
                                                 --------   -------
    Additional dilutive effect of
      convertible notes if fully converted            N/A       N/A
                                                 --------   -------
    Weighted average number of common and
      common equivalent shares as adjusted            N/A       N/A
                                                 --------   -------
                                                 --------   -------
Net Loss                                         $    N/A   $   N/A
                                                 --------   -------
                                                 --------   -------